Exhibit 10.1

SANCHEZ ENERGY CORPORATION

SECOND AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Participant:

Address:

Number of Awarded Shares:

Date of Grant:

Vesting of Awarded Shares:	Vesting Date	Vested %
33 1/3%
33 1/3%
33 1/3%
Total: 100%

Sanchez Energy Corporation, a Delaware corporation (the “Company”), hereby grants to the Participant, pursuant to the provisions of the Sanchez Energy Corporation Second Amended and Restated 2011 Long Term Incentive Plan, as amended from time to time in accordance with its terms (the “Plan”), a restricted stock award pursuant to Section 6(b) of the Plan (this “Award”) of shares (the “Awarded Shares”) of its Common Shares, effective as of the “Date of Grant” as set forth above, upon and subject to the terms and conditions set forth in this Restricted Stock Agreement (this “Agreement”) and in the Plan, which are incorporated herein by reference. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan.

1.             EFFECT OF THE PLAN. The Awarded Shares granted to Participant are subject to all of the provisions of the Plan and this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Participant hereunder, and this Award shall be subject, without further action by the Company or Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein.

2.             GRANT. This Award shall evidence Participant’s ownership of the Awarded Shares, and Participant acknowledges that he or she will not receive a stock certificate or stock in book entry form representing the Awarded Shares unless and until the Awarded Shares vest as provided in this Award and all Required Withholding (as defined in Section 9(a) below) obligations applicable to the Vested Awarded Shares (as defined in Section 3 below) have been satisfied. The Awarded Shares will be held in custody for Participant, in a book entry account with the Company’s transfer agent, until the Awarded Shares have vested in accordance with Section 3 below. Participant agrees that the Awarded Shares shall be subject to all of the terms and conditions set forth in this Agreement and the Plan, including, but not limited to, the forfeiture conditions set forth in Section 4 below, the restrictions on transfer set forth in Section 5 below and the satisfaction of the Required Withholding as set forth in Section 9(a) below.

3.             VESTING SCHEDULE; SERVICE REQUIREMENT. Except as otherwise accelerated by the Committee, a portion of the Awarded Shares shall vest during Participant’s continued service with the Company or an Affiliate (including Participant’s services for the Company pursuant to the Services Agreement, dated as of December 19, 2011, by and between Sanchez Oil & Gas Corporation and the Company) (“Continuous Service”) on each “Vesting Date” set forth above (each, a “Vesting Date”), in each case, as set forth on the first page of this Agreement under the heading “Vesting of Awarded Shares,” as follows:

(a)           thirty-three and one-third percent (33 1/3%) of the Awarded Shares will vest on the first Vesting Date;

(b)           an additional thirty-three and one-third percent (33 1/3%) of the Awarded Shares will vest on the second Vesting Date; and

(c)           the remaining thirty-three and one-third percent (33 1/3%) of the Awarded Shares will vest on the third Vesting Date.

Awarded Shares that have vested pursuant to this Agreement are referred to herein as “Vested Awarded Shares” and Awarded Shares that have not yet vested pursuant to this Agreement are referred to herein as “Unvested Awarded Shares.” Notwithstanding the foregoing, upon the occurrence of a Change of Control, a Qualifying Termination (as defined below), Participant’s death or Disability, any Unvested Awarded Shares shall become Vested Awarded Shares. If an installment of the vesting would result in a fractional Vested Awarded Share, such installment will be rounded to the next lower Awarded Share except the final installment, which will be for the balance of the Awarded Shares.  Upon vesting of the Awarded Shares, the Company shall, unless otherwise paid by Participant as described in Section 9(a) below, withhold that number of Vested Awarded Shares necessary to satisfy any Required Withholding obligation of Participant in accordance with the provisions of Section 9(a) below, and thereafter instruct its transfer agent to deliver to Participant all remaining Vested Awarded Shares in a stock certificate or in book entry form.

For purposes of this Agreement, “Qualifying Termination” shall mean a termination of Participant’s Continuous Service by the Company other than due to Participant’s (i) commission of, conviction for, plea of guilty or nolo contendere to a felony, or other material act or omission involving dishonesty or fraud or (ii) gross negligence or willful malfeasance.

4.             CONDITIONS OF FORFEITURE. Except as set forth in Section 3 above, upon any termination of Participant’s Continuous Service (the “Termination Date”) for any or no reason, including but not limited to Participant’s voluntary resignation or termination by the Company with or without cause, before all of the Awarded Shares become Vested Awarded Shares, all Unvested Awarded Shares as of the Termination Date shall, without further action of any kind by the Company or Participant, be forfeited. Unvested Awarded Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Participant, and the Company shall have the full right to cancel any evidence of Participant’s ownership of such forfeited Unvested Awarded Shares and to take any other action necessary to demonstrate that Participant no longer owns such forfeited Unvested Awarded Shares automatically upon such forfeiture. Following such forfeiture, Participant shall have no further rights with respect to such forfeited Unvested Awarded Shares. Participant, by his acceptance of this Award granted pursuant to this Agreement, irrevocably grants to the Company a power of attorney to transfer Unvested Awarded Shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer. The provisions of this Agreement regarding transfers of Unvested Awarded Shares that are forfeited shall be specifically performable by the Company in a court of equity or law.

5.             NON-TRANSFERABILITY. Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Unvested Awarded Shares, or any right or interest therein, by operation of law or otherwise, except only with respect to a transfer of title effected pursuant to Participant’s will or the laws of descent and distribution following Participant’s death. References to Participant, to the extent relevant in the context, shall include references to authorized transferees. Any transfer in violation of this Section 5 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Unvested Awarded Shares.

6.             DIVIDEND AND VOTING RIGHTS. Subject to the restrictions contained in this Agreement, Participant shall have the rights of a stockholder with respect to the Awarded Shares, including the right to vote all such Awarded Shares, including Unvested Awarded Shares, and to receive all dividends, cash or stock, paid or delivered thereon, from and after the date hereof (“Award Dividends”). In the event of forfeiture of Unvested Awarded Shares, Participant shall have no further rights with respect to such Unvested Awarded Shares. However,

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the forfeiture of the Unvested Awarded Shares pursuant to Section 4 above shall not create any obligation to repay cash dividends received as to such Unvested Awarded Shares, nor shall such forfeiture invalidate any votes given by Participant with respect to such Unvested Awarded Shares prior to forfeiture. In the event any federal, state and local income and/or employment tax withholding requirements apply to the payment of (i) an Award Dividend payable in Common Shares, the provisions of Section 9(a) below shall be applied to the Award Dividend in the same manner as would have applied to the delivery of Awarded Shares or (ii) an Award Dividend payable in cash, the applicable withholding requirements shall be satisfied by reducing the amount of the payment due to Participant in respect of the Award Dividend.

7.             CAPITAL ADJUSTMENTS AND CORPORATE EVENTS. If, from time to time during the term of this Agreement, there is any capital adjustment affecting the outstanding Common Shares as a class without the Company’s receipt of consideration, the Unvested Awarded Shares shall be adjusted in accordance with the provisions of Section 4(c) of the Plan. Any and all new, substituted or additional securities to which Participant may be entitled by reason of Participant’s ownership of the Unvested Awarded Shares hereunder because of a capital adjustment shall be immediately subject to the forfeiture provisions of this Agreement and included thereafter as “Unvested Awarded Shares” for purposes of this Agreement.

8.             REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Unvested Awarded Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan, or (ii) to treat as owner of such Unvested Awarded Shares, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Unvested Awarded Shares shall have been so transferred.

9.             TAX MATTERS.

(a)           The Company’s obligation to deliver Awarded Shares to Participant upon the vesting of such shares shall be subject to the satisfaction of any and all applicable federal, state and local income and/or employment tax withholding requirements (the “Required Withholding”). If the Company has not received from Participant a certified check or money order for the full amount of the Required Withholding by 5:00 P.M. Central Time on the date Awarded Shares become Vested Awarded Shares or Participant has not made a valid 83(b) Election (as defined below), the Company shall withhold from the Vested Awarded Shares that otherwise would have been delivered to Participant a whole number of Vested Awarded Shares necessary to satisfy Participant’s Required Withholding, and deliver the remaining Vested Awarded Shares to Participant. The amount of the Required Withholding and the number of Vested Awarded Shares to be withheld by the Company, if applicable, to satisfy Participant’s Required Withholding, as well as the amount reflected on tax reports filed by the Company, shall be based on the value of the Vested Awarded Shares as of 12:01 A.M. Central Time on the applicable Vesting Date. The obligations of the Company under this Award will be conditioned on such satisfaction of the Required Withholding.

(b)           Participant acknowledges that the tax consequences associated with this Award are complex and that the Company has urged Participant to review with Participant’s own tax advisors the federal, state, and local tax consequences of this Award. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the Award. Participant understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Awarded Shares as of the Vesting Date. Participant also understands that Participant may elect to be taxed at Grant Date rather than at the time the Awarded Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company (an “83(b) Election”). PARTICIPANT ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN 83(b) ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH 83(b) ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE 83(b) ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO PARTICIPANT; AND THAT PARTICIPANT IS SOLELY RESPONSIBLE FOR MAKING SUCH 83(b) ELECTION.

10.          ENTIRE AGREEMENT; GOVERNING LAW. The Plan and this Agreement constitute the entire agreement of the Company and Participant (collectively, the “Parties”) with respect to the subject matter hereof and

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supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Parties. Should any provision of the Plan or this Agreement relating to the subject matter hereof be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.          INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Award or this Agreement for construction or interpretation.

12.          NATURE OF PAYMENTS. Any and all grants or deliveries of Awarded Shares hereunder shall constitute special incentive payments to Participant and shall not be taken into account in computing the amount of salary or compensation of Participant for the purpose of determining any retirement, death or other benefits under (a) any retirement, bonus, life insurance or other employee benefit plan of the Company, or (b) any agreement between the Company and Participant, except as such plan or agreement shall otherwise expressly provide.

13.          AMENDMENT; WAIVER. This Agreement may be amended or modified only by means of a written document or documents signed by the Company and Participant. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

14.          NOTICE. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 14.

[signature page follows]

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SANCHEZ ENERGY CORPORATION

By:

Title:

Address:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THIS AWARD SHALL VEST AND THE FORFEITURE RESTRICTIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF PARTICIPANT’S CONTINUOUS SERVICE OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THIS AWARD). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF PARTICIPANT’S CONTINUOUS SERVICE. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THE EXECUTION AND EFFECTIVENESS OF THIS AGREEMENT IS CONDITIONED UPON PARTICIPANT’S EXECUTION OF EXHIBIT A ATTACHED HERETO, WHICH SHALL SIGNIFY PARTICIPANT’S ACCEPTANCE OF AND AGREEMENT TO THE TERMS SET FORTH THEREIN. Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof. Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of tax and legal counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. Participant hereby agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with the Plan. Participant further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

DATED:	SIGNED:
PARTICIPANT

Address:

EXHIBIT A

SANCHEZ ENERGY CORPORATION

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (the “Restrictive Agreement”) is made and entered into this         day of              ,          , (the “Effective Date”) by and between Sanchez Energy Corporation, a Delaware corporation (the “Company”), and                                   , residing at                                                             (“Employee”).

WHEREAS, Employee is employed by the Company and has been presented with the Award Agreement (the “Agreement”) of which this Restrictive Agreement is attached as Exhibit A;

WHEREAS, it is a condition of the Agreement that the Employee execute this Restrictive Agreement;

WHEREAS, in the course of Employee’s continued employment by the Company, the Company will disclose to Employee, and Employee will receive, Confidential Information (as defined herein);

WHEREAS, the disclosure of Confidential Information to third parties would cause grave harm to the Company;

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and in the Agreement, the sufficiency of which is hereby acknowledged by the Company and Employee, and as a material inducement to the Company entering into the Agreement with the Employee, the Company and Employee intending to be legally bound, hereby agree as follows:

I.                                        Non-Disclosure of Confidential Information.

A.                                    Provision of Confidential Information; Non-Disclosure Obligation.  The Company has given and shall give Employee, and Employee will have access to, Confidential Information.  At all times during Employee’s employment and thereafter, Employee will hold in strictest confidence and will not disclose, use, provide access to, or publish any Confidential Information (no matter when provided to Employee), except as such disclosure, use or publication may be required in connection with Employee’s work for the Company.  Except as set forth herein, the Employee agrees that all Confidential Information (no matter when provided to Employee), whether prepared by Employee or otherwise coming into Employee’s possession, shall remain the exclusive property of the Company during and after Employee’s employment with the Company.  Employee shall obtain the Company’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to Employee’s work at the Company, any Confidential Information and/or any material that incorporates any Confidential Information (with the exception of listing the Company on a resume, providing prospective employers with a current curriculum vitae, or similar type of work history document).  Employee hereby assigns to the Company any rights Employee may have or acquire in such Confidential Information.

B.                                    Confidential Information.  “Confidential Information” means any information, knowledge or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current or prospective business or operations of the Company, that at the time or times concerned is (i) not known to persons outside the Company except for trusted advisors, joint venture partners, consultants, agents or independent contractors under confidentiality restrictions (other than information known by such persons through a violation of an obligation of confidentiality to the Company), or (ii) information, knowledge or data that must be deemed to be the Company’s business or trade secrets, in any case, whether produced by the Company or any of their joint venture partners, consultants, agents or independent contractors or by Employee, and whether or not marked confidential, including, without limitation, information relating to the Company’s assets, operations, financial models and forecasts, strategic plans, acquisitions, divestures, joint ventures or other transactions, surveys, interpretations or other analyses, products and services, processes, product or service research and development methods or techniques, training methods and other operational methods or techniques, quality assurance procedures or standards, operating procedures, files, plans, specifications, proposals, drawings, charts, graphs, support data, trade secrets, supplier lists, supplier information, purchasing methods or practices, distribution and selling activities, consultants’ reports, marketing and engineering or other technical studies, maintenance records, employment or personnel data, marketing data, strategies or techniques, financial reports, budgets, projections, cost analyses, price lists, vendor pricing, formulae and analyses, employee lists, customer records, customer lists, customer source lists, proprietary computer software, and internal notes and memoranda relating to any or the foregoing.  Confidential Information shall not include: (A) information that Employee is required by law, regulation, court order or discovery demand to disclose; provided, however, that in the case of clause (A), Employee gives the Company, to the extent permitted by law, reasonable written notice prior to the disclosure of the Confidential Information and the reasons and circumstances surrounding such disclosure to provide the Company an opportunity to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information; or (B) information that is or becomes part of the public domain other than due to Employee’s unauthorized disclosure or use; (C) information that becomes available to Employee on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with or other obligation of secrecy to the Company.

II.                                   Non-Solicitation.

A.                                    Acknowledgments.  Employee acknowledges and agrees that the Company providing the Employee with continued employment, the benefits contained in the Agreement, and Confidential Information, creates a special relationship of trust and confidence between the Company and the Employee. Employee further acknowledges and agrees that the Confidential Information is a valuable asset belonging to the Company.  Employee, therefore, acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation and gives rise to the Company’s interests in the non-solicitation covenants contained herein.  Employee further acknowledges that any limitations as to time, geographic scope and scope of activity to be restrained as set forth herein are reasonable and do not impose a greater restraint than is necessary to protect the Company’s goodwill and other business interests.

B.                                    Non-Solicitation Period.  Employee acknowledges and agrees that the period of twenty-four (24) months following the termination of the Employee’s employment with the Company (the “Termination Date”) will constitute the non-solicitation period (the “Non-Solicitation Period”).  In the event of an alleged breach of Section II of this Restrictive Agreement, the time periods set forth herein will be tolled until such breach has been cured.

C.                                    Consideration.  Employee acknowledges and agrees that in return for Employee’s promises in this section, Employee will receive substantial, valuable consideration from the Company, including but not limited to: (a) Employee’s receipt of Confidential Information and intellectual property; and (b) the compensation and other benefits provided for in the Agreement.

D.                                    Scope of Non-Solicitation Obligations.

1.                                      Non-Solicitation of the Company Customers.  During Employee’s employment with the Company and during the Non-Solicitation Period, Employee will not divert away, or attempt to divert away, any business from the Company to another company, business, or individual. Additionally, Employee shall not, during Employee’s employment with the Company and during the Non-Solicitation Period, contact, solicit, or attempt to contact or solicit, with the goal or reasonably foreseeable effect of diverting away from the Company, either directly or indirectly, any Company Customer (defined below).  “Company Customer” is defined as any person, company, or business that to the Employee’s knowledge is or was a customer, client, or investor of the Company, during Employee’s employment with the Company and that Employee contacted, solicited, serviced, had dealings with, or sold products or services to as an employee of the Company.

2.                                      Non-Interference with Existing Relationships. During Employee’s employment with the Company and during the Non-Solicitation Period, Employee will not directly or indirectly cause, induce or encourage any actual or prospective customer, vendor, supplier, or licensor of the Company, to terminate or modify any such actual or prospective relationship.

3.                                      Non-Solicitation of Employees.  During Employee’s employment with the Company and during the Non-Solicitation Period, Employee will not directly or indirectly:  (1) solicit, entice, persuade or induce any of the then current employees or consultants of the Company or any of its affiliates, or who were former employees or consultants of the Company or any of its affiliates during the preceding twelve (12) months to terminate such person’s relationship with the Company or to become employed by or perform services for any business or person other than the Company; (2) approach any such person for any of the foregoing purposes; or (3) authorize, solicit or assist in the taking of such actions by any third party.

E.                                     Survival of Restrictive Covenants.  All restrictive covenants herein shall survive termination of this Restrictive Agreement and Employee’s employment, regardless of reason, including expiration of the Restrictive Agreement by passage of time and non-renewal.

III.                              Miscellaneous.

A.                                    Return of the Company Property. Upon termination of Employee’s employment for any reason, or upon demand at any time, Employee will promptly (within twenty-four (24) hours) deliver to the Company any and all the Company documents, property, and data, including but not limited to electronic devices, Confidential Information, intellectual property, drawings, notes, memoranda, specifications, devices, and formulas, together with all copies thereof, and any other material containing or disclosing any works made for hire, or third-party information.  Employee further agrees that any property situated on the Company’s premises and owned by the Company, including computers, mobile devices, disks and other computer storage media, filing cabinets or other work areas, is subject to inspection and monitoring by the Company at any time, with or without notice.

B.                                    No Interference with Rights.  Nothing in this Restrictive Agreement prohibits Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of applicable statutes or regulations.

C.                                    Employment Status.  Employee acknowledges and agrees that this Restrictive Agreement does not alter Employee’s at-will employment status.  Accordingly, this Restrictive Agreement does not confer any right with respect to the continuation of Employee’s employment by the Company, nor shall it interfere in any way with Employee’s or the Company’s right to terminate Employee’s employment at any time, for any reason, with or without notice.  Employee’s obligations under this Restrictive Agreement shall survive the termination of Employee’s employment.

D.                                    Non-Disparagement.  Employee agrees that Employee will not at any time make, publish or communicate to any person or entity any Disparaging (defined below) remarks, comments or statements concerning the Company or its officers, directors, employees, principals, managers, agents, clients, investors, partners or portfolio managers.  “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity, morality or business acumen or abilities of the individual or entity being disparaged.

E.                                     Equitable and Other Relief.  Employee understands and agrees that, in the event Employee breaches this Restrictive Agreement, the Company will suffer immediate and irreparable harm that cannot be accurately calculated in monetary damages. Consequently, Employee acknowledges and agrees that the Company shall be entitled to immediate injunctive relief from a court of competent jurisdiction in Harris County Texas either by temporary or permanent injunction, to prevent such breach (without the necessity of posting a bond or other security).  Employee acknowledges and agrees that injunctive relief shall be in addition to any other legal or other equitable relief to which the Company would be entitled.

F.                                      Governing Law.  This Restrictive Agreement is governed by and shall be construed in accordance with the laws of the State of Texas, without regard to any conflict of laws rule or principle which might refer the governance or construction of this Restrictive Agreement to the laws of another jurisdiction.

G.                                    Submission to Jurisdiction.  Employee and the Company agree that any legal suit, action, or proceeding arising out of or based upon this Restrictive Agreement or the restrictive covenants contemplated hereby will ONLY be instituted in the federal courts of the United States of America or the courts of the State of Texas in each case located in the City of Houston and County of Harris, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Employee and the Company irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

H.                                   Reformation. Employee and the Company agree that all of the covenants contained in Section II of this Restrictive Agreement shall survive the termination of Employee’s employment and/or termination or expiration of this Restrictive Agreement, and agree further that in the event any of the covenants contained in Section II of this Restrictive Agreement shall be held by any court to be effective in any particular area or jurisdiction only if said covenant is modified to limit its duration or scope, then the court shall have such authority to so reform the covenant and the Employee and the Company shall consider such covenant(s) and/or other provisions of Section II of this Restrictive Agreement to be amended and modified with respect to that particular area or jurisdiction so as to comply with the order of any such court and, as to all other jurisdictions, the covenants contained herein shall remain in full force and effect as originally written. Should any court hold that these covenants are void or otherwise unenforceable in any particular area or jurisdiction, then the Company may consider such covenant(s) and/or provisions of Section II of this Restrictive Agreement to be amended and modified so as to eliminate therefrom the particular area or jurisdiction as to which such covenants are so held void or otherwise unenforceable and, as to all other areas and jurisdictions covered hereunder, the covenants contained herein shall remain in full force and effect as originally written.

I.                                        Severability.  If a court of competent jurisdiction determines that any provision in this Restrictive Agreement is void, illegal, unreasonable or unenforceable, the other provisions of this Restrictive Agreement shall remain in full force and effect and any provisions that are determined to be void, illegal, or unenforceable shall be amended so that they can be enforced to the fullest extent permitted by law.

J.                                        Waiver of Breach of Agreement.  If either the Employee or the Company waives a breach of this Restrictive Agreement by the other party, that waiver will not operate or be construed as a waiver of any other or subsequent breaches.  Any waiver of a breach must be made in writing and signed by the parties.

K.                                    Counterparts. This Restrictive Agreement may be executed in counterparts, each of which will take effect as an original, and all of which will evidence one and the same Restrictive Agreement.

L.                                     Entire Agreement and Amendment.  This Restrictive Agreement and the Agreement contain the complete, final, and exclusive agreements of Employee and the Company with respect to the subject matter contained herein, and supersede, terminate, and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.  This Restrictive Agreement may be amended, waived or terminated only by an instrument in writing executed by Employee and a principal of the Company.

IN WITNESS WHEREOF, the Company and Employee have executed this Restrictive Agreement, effective as of the day and year first above written.

SANCHEZ ENERGY CORPORATION

By:
Name:
Title:

EMPLOYEE:

By:
Name: